Exhibit 13.1

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned, Morris Chang, Chairman and Chief Executive Officer of Taiwan Semiconductor Manufacturing Company Limited (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  April 13, 2012

By:	/s/ Morris Chang
	Name:	Morris Chang
	Title:	Chairman and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.